Thursday, July 17, 2008 For Immediate Release OTC BB: “CCBC”

CHINO COMMERCIAL BANK INCLUDED IN U.S. BANKER MAGAZINE’S LIST OF TOP 200 COMMUNITY BANKS

     Chino Commercial Bank was recently recognized by U.S. Banker magazine as being one of the top 200 community banks in the country, for the second year in a row. The Bank was selected to be included on the list of the top 200 because of its Return on Average Equity (ROE) over the past three years of 13.5%, and 12.69% in 2007.

     Dann H. Bowman, the Bank’s President and CEO stated “During these difficult times for the banking industry, we are very pleased to make the list. Out of roughly 7,500 community banks across the country, to be included in the top 200 is quite an honor.” Chino Commercial Bank is a wholly owned subsidiary of Chino Commercial Bancorp, which is traded under the symbol “CCBC”.

Contact: Dann H. Bowman, President and CEO or Sandra Pender, Vice President and CFO, Chino Commercial Bancorp, 14345 Pipeline Avenue, Chino, Ca. 91710, (909) 393-8880.